UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BOSTON SCIENTIFIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	04-2695240
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Boston Scientific Way Marlborough, Massachusetts	01752-1234
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
0.625% Senior Notes due 2027	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-223095

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Boston Scientific Corporation (the “Registrant”) has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), a prospectus supplement, dated November 6, 2019 (the “Prospectus Supplement”), and the accompanying prospectus, dated February 20, 2018 (the “Base Prospectus”). The Prospectus Supplement relates to the issuance and sale by the Registrant of €900,000,000 aggregate principal amount of its Senior Notes due 2027 (the “Notes”). The Base Prospectus forms a part of the Registrant’s Registration Statement on Form S-3 (File No. 333-223095), filed with the Commission on February 20, 2018.

Item 1. Description of Registrant’s Securities to be Registered.

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of the Notes” in the Prospectus Supplement and “Description of Debt Securities” in the Base Prospectus. Copies of such descriptions will be filed with the New York Stock Exchange.

Item 2. Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of as May 29, 2013, between Boston Scientific Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3ASR dated May 29, 2013).
4.2	Form of 0.625% Senior Note due 2027 (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-K filed on November 12, 2019).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: November 12, 2019	By:	/s/ Vance R. Brown
Vance R. Brown Vice President and Chief Corporate Counsel